Exhibit 99.1

Press Contact:	Investor Relations Contact:
Robyn Blum	Marilyn Mora
Cisco	Cisco
1 (408) 930-8548	1 (408) 527-7452
rojenkin@cisco.com	marilmor@cisco.com

CISCO REPORTS FOURTH QUARTER AND FISCAL YEAR 2019 EARNINGS

•	Q4 Results:[1]

•	Revenue: $13.4 billion

•	Growth of 6% year over year

•	Earnings per Share: GAAP: $0.51; Non-GAAP: $0.83

•	Non-GAAP EPS increased 19% year over year

•	FY 2019 Results:[1]

•	Revenue: $51.7 billion

•	Growth of 7% year over year

•	Earnings per Share: GAAP: $2.61; Non-GAAP: $3.10

•	Non-GAAP EPS increased 20% year over year

•	Q1 Guidance:[1]

•	Revenue: 0% to 2% growth year over year

•	Earnings per Share: GAAP: $0.64 to $0.69; Non-GAAP: $0.80 to $0.82

1 Normalized to exclude the divested SPVSS business

SAN JOSE, Calif. — August 14, 2019 — Cisco today reported fourth quarter and fiscal year results for the period ended July 27, 2019. Cisco reported fourth quarter revenue of $13.4 billion, net income on a generally accepted accounting principles (GAAP) basis of $2.2 billion or $0.51 per share, and non-GAAP net income of $3.6 billion or $0.83 per share.

As previously disclosed, Cisco completed the divestiture of the Service Provider Video Software Solutions (SPVSS) business in the second quarter of fiscal 2019 on October 28, 2018. Revenue, non-GAAP financial information, and Q1 FY 2020 guidance have been normalized to exclude the SPVSS business from prior periods for comparative purposes.

“Our Q4 results marked a strong end to a great year. We are executing well in a dynamic environment, delivering tremendous innovation across our portfolio and extending our market leadership,” said Chuck Robbins, chairman and CEO of Cisco. “We are committed to providing our customers ongoing value through differentiated solutions, and we are well positioned to take advantage of the long-term growth opportunities ahead.”

Q4 GAAP Results

	Q4 FY 2019	Q4 FY 2018	Vs. Q4 FY 2018
Revenue (including SPVSS business for all periods)	$13.4 billion	$12.8 billion	5%
Revenue (excluding SPVSS business for all periods)	$13.4 billion	$12.6 billion	6%
Net Income	$2.2 billion	$3.8 billion	(42)%
Diluted Earnings per Share (EPS)	$0.51	$0.81	(37)%

Q4 GAAP results for fiscal 2019 and 2018 include a $0.9 billion charge and $0.9 billion benefit, respectively, related to the Tax Cuts and Jobs Act.

Q4 Non-GAAP Results

	Q4 FY 2019	Q4 FY 2018	Vs. Q4 FY 2018
Net Income (excluding SPVSS business for all periods)	$3.6 billion	$3.3 billion	9%
EPS (excluding SPVSS business for all periods)	$0.83	$0.70	19%

Fiscal Year GAAP Results

	FY 2019	FY 2018	Vs. FY 2018
Revenue (including SPVSS business for all periods)	$51.9 billion	$49.3 billion	5%
Revenue (excluding SPVSS business for all periods)	$51.7 billion	$48.4 billion	7%
Net Income	$11.6 billion	$0.1 billion	NM
EPS	$2.61	$0.02	NM

NM — Not meaningful

GAAP results for fiscal 2019 and 2018 include charges related to the Tax Cuts and Jobs Act of $0.9 billion and $10.4 billion, respectively.

Fiscal Year Non-GAAP Results

	FY 2019	FY 2018	Vs. FY 2018
Net Income (excluding SPVSS business for all periods)	$13.8 billion	$12.7 billion	9%
EPS (excluding SPVSS business for all periods)	$3.10	$2.59	20%

Reconciliations between net income, EPS, and other measures on a GAAP and non-GAAP basis are provided in the tables located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

“We are pleased with our solid execution and performance in Q4, delivering revenue growth of 6%, non-GAAP EPS growth of 19%, and strong margins,” said Kelly Kramer, CFO of Cisco. “We continue to transform our business model with software subscriptions now at 70% of our software revenue. The returns on our investments in key strategic areas position Cisco for long-term growth and shareholder value.”

Financial Summary

All comparative percentages are on a year-over-year basis unless otherwise noted.

All revenue, non-GAAP, and geographic financial information in the “Q4 FY 2019 Highlights” and “FY 2019 Highlights” sections are presented excluding the SPVSS business for all periods as it was divested during the second quarter, on October 28, 2018.

Q4 FY 2019 Highlights

Revenue — Total revenue was $13.4 billion, up 6%, with product revenue up 7% and service revenue up 4%. Revenue by geographic segment was: Americas up 9%, EMEA up 7%, and APJC down 4%. Product revenue performance was broad based with growth in Security, up 14%, Applications, up 11%, and Infrastructure Platforms, up 6%.

Gross Margin — On a GAAP basis, total gross margin, product gross margin, and service gross margin were 63.9%, 62.9%, and 66.8%, respectively, as compared with 61.7%, 60.2%, and 66.0%, respectively, in the fourth quarter of 2018.

On a non-GAAP basis, total gross margin, product gross margin, and service gross margin were 65.5%, 64.7%, and 67.9%, respectively, as compared with 63.2%, 61.9%, and 67.2%, respectively, in the fourth quarter of 2018.

Total gross margins by geographic segment were: 66.8% for the Americas, 65.2% for EMEA and 60.8% for APJC.

Operating Expenses — On a GAAP basis, operating expenses were $4.9 billion, up 7%. Non-GAAP operating expenses were $4.4 billion, up 9%, and were 32.8% of revenue.

Operating Income — GAAP operating income was $3.7 billion, up 10%, with GAAP operating margin of 27.5%. Non-GAAP operating income was $4.4 billion, up 11%, with non-GAAP operating margin at 32.6%.

Provision for Income Taxes — The GAAP tax provision rate was 40.4%, which includes a $0.9 billion charge related to the Tax Cuts and Jobs Act. The non-GAAP tax provision rate was 18.8%.

Net Income and EPS — On a GAAP basis, net income was $2.2 billion and EPS was $0.51. On a non-GAAP basis, net income was $3.6 billion, an increase of 9%, and EPS was $0.83, an increase of 19%.

Cash Flow from Operating Activities — $3.9 billion for the fourth quarter of fiscal 2019, a decrease of 4% compared with $4.1 billion for the fourth quarter of fiscal 2018.

FY 2019 Highlights

Revenue — Total revenue was $51.7 billion, an increase of 7%.

Net Income and EPS — On a GAAP basis, net income was $11.6 billion and EPS was $2.61. On a non-GAAP basis, net income was $13.8 billion, up 9% compared to fiscal 2018, and EPS was $3.10, an increase of 20%.

Cash Flow from Operating Activities — $15.8 billion for fiscal 2019 compared with $13.7 billion for fiscal 2018, an increase of 16%. Operating cash flow for fiscal 2019 and 2018 include payments of $0.8 billion and $1.4 billion, respectively, related to the Tax Cuts and Jobs Act. Fiscal 2019 also includes the receipt of $0.4 billion related to a litigation settlement with Arista Networks. Operating cash flow increased 8%, normalized for these items.

Balance Sheet and Other Financial Highlights

Cash and Cash Equivalents and Investments — $33.4 billion at the end of the fourth quarter of fiscal 2019, compared with $34.6 billion at the end of the third quarter of fiscal 2019, and compared with $46.5 billion at the end of fiscal 2018.

Deferred Revenue — $18.5 billion, down 6% in total, with deferred product revenue down 18%. Deferred service revenue was up 2%.

Remaining Performance Obligations — $25.3 billion at the end of fiscal 2019.

Capital Allocation — In the fourth quarter of fiscal 2019, we returned $6.0 billion to shareholders through share buybacks and dividends. We declared and paid a cash dividend of $0.35 per common share, or $1.5 billion, and repurchased approximately 82 million shares of common stock under our stock repurchase program at an average price of $54.99 per share for an aggregate purchase price of $4.5 billion.

Acquisitions

On July 9, 2019, we announced our intent to acquire Acacia Communications, Inc., a publicly-traded fabless semiconductor company that develops, manufactures and sells high-speed coherent optical interconnect products that are designed to transform communications networks through improvements in performance, capacity and cost. The acquisition is expected to close during the second half of fiscal 2020, subject to customary closing conditions and regulatory approvals.

Guidance for Q1 FY 2020

Cisco expects to achieve the following results for the first quarter of fiscal 2020 (normalized to exclude the divested SPVSS business):

Q1 FY 2020
Revenue	0% to 2% growth Y/Y
Non-GAAP gross margin rate	64% - 65%
Non-GAAP operating margin rate	32% - 33%
Non-GAAP tax provision rate	20%
Non-GAAP EPS	$0.80 - $0.82

Revenue for the divested SPVSS business for the first quarter of fiscal 2019 was $168 million.

Cisco estimates that GAAP EPS will be $0.64 to $0.69 in the first quarter of fiscal 2020.

A reconciliation between the Guidance for Q1 FY 2020 on a GAAP and non-GAAP basis is provided in the table entitled “GAAP to non-GAAP Guidance for Q1 FY 2020” located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

Editor’s Notes:

•

Q4 fiscal year 2019 conference call to discuss Cisco’s results along with its guidance will be held on Wednesday, August 14, 2019 at 1:30 p.m. Pacific Time. Conference call number is 1-888-848-6507 (United States) or 1-212-519-0847 (international).

•

Conference call replay will be available from 4:00 p.m. Pacific Time, August 14, 2019 to 4:00 p.m. Pacific Time, August 21, 2019 at 1-866-463-4969 (United States) or 1-203-369-1404 (international). The replay will also be available via webcast on the Cisco Investor Relations website at https://investor.cisco.com.

•

Additional information regarding Cisco’s financials, as well as a webcast of the conference call with visuals designed to guide participants through the call, will be available at 1:30 p.m. Pacific Time, August 14, 2019. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The webcast will include both the prepared remarks and the question-and-answer session. This information, along with the GAAP to non-GAAP reconciliation information, will be available on the Cisco Investor Relations website at https://investor.cisco.com.

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	July 27, 2019	July 28, 2018	July 27, 2019	July 28, 2018
REVENUE:
Product	$10,120	$9,642	$39,005	$36,709
Service	3,308	3,202	12,899	12,621

Total revenue	13,428	12,844	51,904	49,330

COST OF SALES:
Product	3,757	3,833	14,863	14,427
Service	1,097	1,089	4,375	4,297

Total cost of sales	4,854	4,922	19,238	18,724

GROSS MARGIN	8,574	7,922	32,666	30,606
OPERATING EXPENSES:
Research and development	1,753	1,626	6,577	6,332
Sales and marketing	2,487	2,348	9,571	9,242
General and administrative	566	543	1,827	2,144
Amortization of purchased intangible assets	38	33	150	221
Restructuring and other charges	40	26	322	358

Total operating expenses	4,884	4,576	18,447	18,297

OPERATING INCOME	3,690	3,346	14,219	12,309
Interest income	305	353	1,308	1,508
Interest expense	(204)	(224)	(859)	(943)
Other income (loss), net	(87)	117	(97)	165

Interest and other income (loss), net	14	246	352	730

INCOME BEFORE PROVISION FOR (BENEFIT FROM) INCOME TAXES	3,704	3,592	14,571	13,039
Provision for (benefit from) income taxes (1)	1,498	(211)	2,950	12,929

NET INCOME	$2,206	$3,803	$11,621	$110

Net income per share:
Basic	$0.52	$0.81	$2.63	$0.02

Diluted	$0.51	$0.81	$2.61	$0.02

Shares used in per-share calculation:
Basic	4,269	4,672	4,419	4,837

Diluted	4,307	4,722	4,453	4,881

The Consolidated Statements of Operations include the results of the SPVSS business prior to its divestiture during the second quarter of fiscal 2019 on October 28, 2018. Accordingly, the fiscal year ended July 27, 2019 includes three months of financial results for this business.

(1)

For the three months ended July 27, 2019 and July 28, 2018, the provision for (benefit from) income taxes include a $0.9 billion charge and $0.9 billion benefit, respectively, related to the Tax Cuts and Jobs Act. Fiscal 2019 and 2018 include charges related to the Tax Cuts and Jobs Act of $0.9 billion and $10.4 billion, respectively.

CISCO SYSTEMS, INC.

REVENUE BY SEGMENT

(In millions, except percentages)

	July 27, 2019
	Three Months Ended		Fiscal Year Ended
	Amount	Y/Y %	Amount	Y/Y %
Revenue:
Including SPVSS business for all periods:
Americas	$8,129	8%	$30,927	6%
EMEA	3,297	4%	13,100	5%
APJC	2,002	(5)%	7,877	1%

Total	$13,428	5%	$51,904	5%

Excluding SPVSS business for all periods:
Americas	$8,129	9%	$30,850	8%
EMEA	3,297	7%	13,034	8%
APJC	2,002	(4)%	7,853	3%

Total	$13,428	6%	$51,737	7%

Amounts may not sum and percentages may not recalculate due to rounding.

During the second quarter of fiscal 2019 on October 28, 2018, we completed the divestiture of the SPVSS business. SPVSS business revenue for the three months ended July 28, 2018 was $206 million and for the fiscal years ended July 27, 2019 and July 28, 2018 was $168 million and $903 million, respectively.

CISCO SYSTEMS, INC.

GROSS MARGIN PERCENTAGE BY SEGMENT

(In percentages)

	July 27, 2019
	Three Months Ended	Fiscal Year Ended
Gross Margin Percentage:
Including SPVSS business for all periods:
Americas	66.8%	65.8%
EMEA	65.2%	64.6%
APJC	60.8%	59.5%
Excluding SPVSS business for all periods (1):
Americas	66.8%	65.9%
EMEA	65.2%	64.6%
APJC	60.8%	59.5%

(1)	During the second quarter of fiscal 2019 on October 28, 2018, we completed the divestiture of the SPVSS business.

CISCO SYSTEMS, INC.

REVENUE FOR GROUPS OF SIMILAR PRODUCTS AND SERVICES

(In millions, except percentages)

	July 27, 2019
	Three Months Ended		Fiscal Year Ended
	Amount	Y/Y %	Amount	Y/Y %
Revenue:
Including SPVSS business for all periods:
Infrastructure Platforms	$7,876	6%	$30,191	7%
Applications	1,487	11%	5,803	15%
Security	714	14%	2,730	16%
Other Products	42	(81)%	281	(72)%

Total Product	10,120	5%	39,005	6%
Services	3,308	3%	12,899	2%

Total	$13,428	5%	$51,904	5%

Excluding SPVSS business for all periods:
Infrastructure Platforms	$7,876	6%	$30,191	7%
Applications	1,487	11%	5,803	15%
Security	714	14%	2,730	16%
Other Products	42	(4)%	135	(31)%

Total Product	10,120	7%	38,859	8%
Services	3,308	4%	12,879	3%

Total	$13,428	6%	$51,737	7%

Amounts may not sum and percentages may not recalculate due to rounding.

During the second quarter of fiscal 2019 on October 28, 2018, we completed the divestiture of the SPVSS business. SPVSS business revenue for the three months ended July 28, 2018 was $206 million and for the fiscal years ended July 27, 2019 and July 28, 2018 was $168 million and $903 million, respectively.

CISCO SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	July 27, 2019	July 28, 2018
ASSETS
Current assets:
Cash and cash equivalents	$11,750	$8,934
Investments	21,663	37,614
Accounts receivable, net of allowance for doubtful accounts of $136 at July 27, 2019 and $129 at July 28, 2018	5,491	5,554
Inventories	1,383	1,846
Financing receivables, net	5,095	4,949
Other current assets	2,373	2,940

Total current assets	47,755	61,837
Property and equipment, net	2,789	3,006
Financing receivables, net	4,958	4,882
Goodwill	33,529	31,706
Purchased intangible assets, net	2,201	2,552
Deferred tax assets	4,065	3,219
Other assets	2,496	1,582

TOTAL ASSETS	$97,793	$108,784

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$10,191	$5,238
Accounts payable	2,059	1,904
Income taxes payable	1,149	1,004
Accrued compensation	3,221	2,986
Deferred revenue	10,668	11,490
Other current liabilities	4,424	4,413

Total current liabilities	31,712	27,035
Long-term debt	14,475	20,331
Income taxes payable	8,927	8,585
Deferred revenue	7,799	8,195
Other long-term liabilities	1,309	1,434

Total liabilities	64,222	65,580

Total equity	33,571	43,204

TOTAL LIABILITIES AND EQUITY	$97,793	$108,784

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Fiscal Year Ended
	July 27, 2019	July 28, 2018
Cash flows from operating activities:
Net income	$11,621	$110
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and other	1,897	2,192
Share-based compensation expense	1,570	1,576
Provision (benefit) for receivables	40	(134)
Deferred income taxes	(350)	900
(Gains) losses on divestitures, investments and other, net	(24)	(322)
Change in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	(84)	(269)
Inventories	131	(244)
Financing receivables	(249)	(219)
Other assets	(955)	66
Accounts payable	87	504
Income taxes, net	312	8,118
Accrued compensation	277	100
Deferred revenue	1,407	1,205
Other liabilities	151	83

Net cash provided by operating activities	15,831	13,666

Cash flows from investing activities:
Purchases of investments	(2,416)	(14,285)
Proceeds from sales of investments	7,388	17,706
Proceeds from maturities of investments	12,928	15,769
Acquisitions and divestitures	(2,175)	(2,979)
Purchases of investments in privately held companies	(148)	(267)
Return of investments in privately held companies	159	168
Acquisition of property and equipment	(909)	(834)
Proceeds from sales of property and equipment	22	59
Other	(12)	(19)

Net cash provided by investing activities	14,837	15,318

Cash flows from financing activities:
Issuances of common stock	640	623
Repurchases of common stock—repurchase program	(20,717)	(17,547)
Shares repurchased for tax withholdings on vesting of restricted stock units	(862)	(703)
Short-term borrowings, original maturities of 90 days or less, net	3,446	(2,502)
Issuances of debt	2,250	6,877
Repayments of debt	(6,780)	(12,375)
Dividends paid	(5,979)	(5,968)
Other	113	(169)

Net cash used in financing activities	(27,889)	(31,764)

Net increase (decrease) in cash, cash equivalents, and restricted cash	2,779	(2,780)
Cash, cash equivalents, and restricted cash, beginning of fiscal year	8,993	11,773

Cash, cash equivalents, and restricted cash, end of fiscal year	$11,772	$8,993

Supplemental cash flow information:
Cash paid for interest	$839	$910
Cash paid for income taxes, net	$2,986	$3,911

Prior period information has been retrospectively adjusted due to the adoption of ASU 2016-18, Statement of Cash Flows, Restricted Cash at the beginning of the first quarter of fiscal 2019.

CISCO SYSTEMS, INC.

DEFERRED REVENUE

(In millions)

	July 27, 2019	April 27, 2019	July 28, 2018
Deferred revenue:
Service	$11,709	$11,297	$11,431
Product	6,758	6,159	8,254

Total	$18,467	$17,456	$19,685

Reported as:
Current	$10,668	$10,117	$11,490
Noncurrent	7,799	7,339	8,195

Total	$18,467	$17,456	$19,685

CISCO SYSTEMS, INC.

DIVIDENDS PAID AND REPURCHASES OF COMMON STOCK

(In millions, except per-share amounts)

	DIVIDENDS		STOCK REPURCHASE PROGRAM			TOTAL
Quarter Ended	Per Share	Amount	Shares	Weighted- Average Price per Share	Amount	Amount
Fiscal 2019
July 27, 2019	$0.35	$1,490	82	$54.99	$4,515	$6,005
April 27, 2019	$0.35	$1,519	116	$52.14	$6,020	$7,539
January 26, 2019	$0.33	$1,470	111	$45.09	$5,016	$6,486
October 27, 2018	$0.33	$1,500	109	$46.01	$5,026	$6,526
Fiscal 2018
July 28, 2018	$0.33	$1,535	138	$43.58	$6,015	$7,550
April 28, 2018	$0.33	$1,572	140	$42.83	$6,015	$7,587
January 27, 2018	$0.29	$1,425	103	$39.07	$4,011	$5,436
October 28, 2017	$0.29	$1,436	51	$31.80	$1,620	$3,056

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP TO NON-GAAP NET INCOME

(In millions, except per-share amounts)

	Three Months Ended		Fiscal Year Ended
	July 27, 2019	July 28, 2018	July 27, 2019	July 28, 2018
GAAP net income	$2,206	$3,803	$11,621	$110
Adjustments to cost of sales:
Share-based compensation expense	57	59	220	227
Amortization of acquisition-related intangible assets	144	134	562	578
Supplier component remediation charge (adjustment), net	17	(36)	16	(77)
Acquisition-related/divestiture costs	1	3	10	7
Legal and indemnification settlements	—	—	5	122

Total adjustments to GAAP cost of sales	219	160	813	857

Adjustments to operating expenses:
Share-based compensation expense	335	329	1,309	1,339
Amortization of acquisition-related intangible assets	38	33	150	221
Acquisition-related/divestiture costs	61	79	299	274
Legal and indemnification settlements	—	—	(396)	—
Significant asset impairments and restructurings	40	26	322	358

Total adjustments to GAAP operating expenses	474	467	1,684	2,192

Adjustments to GAAP interest and other income (loss), net:

(Gains) and losses on equity investments	20	—	(57)	—

Total adjustments to GAAP income before provision for income taxes	713	627	2,440	3,049

Income tax effect of non-GAAP adjustments	(168)	(253)	(722)	(866)
Significant tax matters (1)	835	(851)	448	10,410

Total adjustments to GAAP provision for income taxes	667	(1,104)	(274)	9,544

Non-GAAP net income	$3,586	$3,326	$13,787	$12,703

Diluted net income per share:
GAAP	$0.51	$0.81	$2.61	$0.02

Non-GAAP (2)	$0.83	$0.70	$3.10	$2.60

(1)

The three months ended July 27, 2019 and July 28, 2018 includes a $0.9 billion charge and $0.9 billion benefit, respectively, related to the Tax Cuts and Jobs Act. Fiscal 2019 and 2018 include charges related to the Tax Cuts and Jobs Act of $0.9 billion and $10.4 billion, respectively.

(2)	Fiscal 2018 Non-GAAP EPS excluding the SPVSS business was $2.59.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, INTEREST AND OTHER INCOME (LOSS), NET, AND NET INCOME

(In millions, except percentages)

	Three Months Ended
	July 27, 2019
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Interest and other income (loss), net	Y/Y	Net Income	Y/Y
GAAP amount	$6,363	$2,211	$8,574	$4,884	7%	$3,690	10%	$14	(94)%	$2,206	(42)%
% of revenue	62.9%	66.8%	63.9%	36.4%		27.5%		0.1%		16.4%
Adjustments to GAAP amounts:
Share-based compensation expense	23	34	57	335		392		—		392
Amortization of acquisition-related intangible assets	144	—	144	38		182		—		182
Supplier component remediation charge (adjustment), net	17	—	17	—		17		—		17
Acquisition/divestiture-related costs	—	1	1	61		62		—		62
Significant asset impairments and restructurings	—	—	—	40		40		—		40
(Gains) and losses on equity investments	—	—	—	—		—		20		20
Income tax effect/significant tax matters (1)	—	—	—	—		—		—		667

Non-GAAP amount	$6,547	$2,246	$8,793	$4,410	9%	$4,383	11%	$34	(86)%	$3,586	9%

% of revenue	64.7%	67.9%	65.5%	32.8%		32.6%		0.3%		26.7%

(1)	Includes a $0.9 billion charge related to the Tax Cuts and Jobs Act.

Amounts may not sum and percentages may not recalculate due to rounding.

During the second quarter of fiscal 2019 on October 28, 2018, we completed the divestiture of the SPVSS business. Accordingly, the non-GAAP growth rates are normalized to exclude the SPVSS business for the fourth quarter of fiscal 2018.

	Three Months Ended
	July 28, 2018
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Net Income
GAAP amount	$5,809	$2,113	$7,922	$4,576	$3,346	$3,803
% of revenue	60.2%	66.0%	61.7%	35.6%	26.1%	29.6%
Adjustments to GAAP amounts:
Share-based compensation expense	24	35	59	329	388	388
Amortization of acquisition-related intangible assets	134	—	134	33	167	167
Supplier component remediation charge (adjustment), net	(36)	—	(36)	—	(36)	(36)
Acquisition/divestiture-related costs	2	1	3	79	82	82
Significant asset impairments and restructurings	—	—	—	26	26	26
Income tax effect/significant tax matters (1)	—	—	—	—	—	(1,104)

Non-GAAP amount	$5,933	$2,149	$8,082	$4,109	$3,973	$3,326
Less: SPVSS business (2)	(76)	(13)	(89)	(59)	(30)	(24)

Non-GAAP amount (excluding SPVSS business)	$5,857	$2,136	$7,993	$4,050	$3,943	$3,302

% of revenue	61.9%	67.2%	63.2%	32.0%	31.2%	26.1%

Amounts may not sum and percentages may not recalculate due to rounding.

(1)	Includes a $0.9 billion benefit as related to the Tax Cuts and Jobs Act.

(2)	Reflects three months of operations for the SPVSS business.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, INTEREST AND OTHER INCOME (LOSS), NET, AND NET INCOME

(In millions, except percentages)

	Fiscal Year Ended
	July 27, 2019
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Interest and other income (loss), net	Y/Y	Net Income	Y/Y
GAAP amount	$24,142	$8,524	$32,666	$18,447	1%	$14,219	16%	$352	(52)%	$11,621	NM
% of revenue	61.9%	66.1%	62.9%	35.5%		27.4%		0.7%		22.4%
Adjustments to GAAP amounts:
Share-based compensation expense	90	130	220	1,309		1,529		—		1,529
Amortization of acquisition-related intangible assets	562	—	562	150		712		—		712
Supplier component remediation charge (adjustment), net	16	—	16	—		16		—		16
Legal and indemnification settlements	5	—	5	(396)		(391)		—		(391)
Acquisition/divestiture-related costs	4	6	10	299		309		—		309
Significant asset impairments and restructurings	—	—	—	322		322		—		322
(Gains) and losses on equity investments	—	—	—	—		—		(57)		(57)
Income tax effect/significant tax matters (1)	—	—	—	—		—		—		(274)

Non-GAAP amount	$24,819	$8,660	$33,479	$16,763		$16,716		$295		$13,787
% of revenue	63.6%	67.1%	64.5%	32.3%		32.2%		0.6%		26.6%
Less: SPVSS business (2)	(51)	(9)	(61)	(60)		—		—		—

Non-GAAP amount (excluding SPVSS business)	$24,768	$8,651	$33,418	$16,703	5%	$16,716	9%	$295	(60)%	$13,787	9%

% of revenue	63.7%	67.2%	64.6%	32.3%		32.3%		0.6%		26.6%

Amounts may not sum and percentages may not recalculate due to rounding.

During the second quarter of fiscal 2019 on October 28, 2018, we completed the divestiture of the SPVSS business. Accordingly, the non-GAAP growth rates are normalized to exclude the SPVSS business for fiscal 2018.

(1)	Includes a $0.9 billion charge related to the Tax Cuts and Jobs Act.

(2)	Reflects three months of operations for the SPVSS business.

	Fiscal Year Ended
	July 28, 2018
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Net Income
GAAP amount	$22,282	$8,324	$30,606	$18,297	$12,309	$110
% of revenue	60.7%	66.0%	62.0%	37.1%	25.0%	0.2%
Adjustments to GAAP amounts:
Share-based compensation expense	94	133	227	1,339	1,566	1,566
Amortization of acquisition-related intangible assets	578	—	578	221	799	799
Supplier component remediation charge (adjustment), net	(77)	—	(77)	—	(77)	(77)
Legal and indemnification settlements	122	—	122	—	122	122
Acquisition/divestiture-related costs	3	4	7	274	281	281
Significant asset impairments and restructurings	—	—	—	358	358	358
Income tax effect/significant tax matters (1)	—	—	—	—	—	9,544

Non-GAAP amount	$23,002	$8,461	$31,463	$16,105	$15,358	$12,703
Less: SPVSS business (2)	(276)	(41)	(316)	(250)	(66)	(53)

Non-GAAP amount (excluding SPVSS business)	$22,726	$8,420	$31,147	$15,855	$15,292	$12,650

% of revenue	63.3%	67.3%	64.3%	32.7%	31.6%	26.1%

Amounts may not sum and percentages may not recalculate due to rounding.

(1)	Includes a $10.4 billion charge as related to the enactment of the Tax Cuts and Jobs Act.

(2)	Reflects twelve months of operations for the SPVSS business.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

EFFECTIVE TAX RATE

(In percentages)

	Three Months Ended		Fiscal Year Ended
	July 27, 2019	July 28, 2018	July 27, 2019	July 28, 2018
GAAP effective tax rate (1)	40.4%	(5.9)%	20.2%	99.2%
Total adjustments to GAAP provision for income taxes	(21.6)%	27.1%	(1.2)%	(78.2)%

Non-GAAP effective tax rate	18.8%	21.2%	19.0%	21.0%

(1)

The three months ended July 27, 2019 and July 28, 2018 includes a $0.9 billion charge and $0.9 billion benefit, respectively, related to the Tax Cuts and Jobs Act. Fiscal 2019 and 2018 include charges related to the Tax Cuts and Jobs Act of $0.9 billion and $10.4 billion, respectively.

GAAP TO NON-GAAP GUIDANCE FOR Q1 FY 2020

Q1 FY 2020	Gross Margin Rate	Operating Margin Rate	Tax Provision Rate	Earnings per Share (1)
GAAP	62.5% - 63.5%	25.5% - 26.5%	18%	$0.64 - $0.69
Estimated adjustments for:
Share-based compensation expense	0.5%	3.0%	—	$0.05 - $0.06
Amortization of acquisition-related intangible assets and acquisition/divestiture-related costs	1.0%	2.0%	—	$0.05 - $0.06
Significant asset impairments and restructurings	—	1.5%	—	$0.03 - $0.04
Income tax effect of non-GAAP adjustments			2%

Non-GAAP	64% - 65%	32% - 33%	20%	$0.80 - $0.82

(1)	Estimated adjustments to GAAP earnings per share are shown after income tax effects.

Except as noted above, this guidance does not include the effects of any future acquisitions/divestitures, asset impairments, restructurings and significant tax matters or other events, which may or may not be significant unless specifically stated.

Forward Looking Statements, Non-GAAP Information and Additional Information

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as our ability to deliver tremendous innovation across our portfolio and extend our market leadership, our ability to provide our customers ongoing value through differentiated solutions, our ability to take advantage of the long-term growth opportunities ahead, the transformation of our business model with software subscriptions, and our investments in key strategic areas to position Cisco for long-term growth and shareholder value) and the future financial performance of Cisco (including the guidance for Q1 FY 2020) that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market and other customer markets; the return on our investments in certain priorities, key growth areas, and in certain geographical locations, as well as maintaining leadership in routing, switching and services; the timing of orders and manufacturing and customer lead times; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; our ability to achieve expected benefits of our partnerships; increased competition in our product and service markets, including the data center market; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, intellectual property, antitrust, shareholder and other matters, and governmental investigations; our ability to achieve the benefits of the announced restructuring and possible changes in the size and timing of the related charges; cyber-attacks, data breaches or malware; vulnerabilities and critical security defects; terrorism; natural catastrophic events; a pandemic or epidemic; our ability to achieve the benefits anticipated from our investments in sales, engineering, service, marketing and manufacturing activities; our ability to recruit and retain key personnel; our ability to manage financial risk, and to manage expenses during economic downturns; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; changes in provision for income taxes, including changes in tax laws and regulations or adverse outcomes resulting from examinations of our income tax returns; potential volatility in operating results; and other factors listed in Cisco’s most recent reports on Forms 10-Q and 10-K filed on May 21, 2019 and September 6, 2018, respectively. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent reports on Forms 10-Q and Form 10-K as each may be amended from time to time. Cisco’s results of operations for the three months and the year ended July 27, 2019 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP operating income and margin, non-GAAP effective tax rates, non-GAAP interest and other income (loss), net, and non-GAAP net income per share data for the periods presented. It also includes future estimated ranges for gross margin, operating margin, tax provision rate and EPS on a non-GAAP basis.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations.

For its internal budgeting process, Cisco’s management uses financial statements that do not include, when applicable, share-based compensation expense, amortization of acquisition-related intangible assets, acquisition-related/divestiture costs, significant asset impairments and restructurings, significant litigation settlements and other contingencies, gains and losses on equity investments, the income tax effects of the foregoing and significant tax matters. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco. In prior periods, Cisco has excluded other items that it no longer excludes for purposes of its non-GAAP financial measures. From time to time in the future there may be other items that Cisco may exclude for purposes of its internal budgeting process and in reviewing its financial results. For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

Cisco divested its Service Provider Video Software Solutions business (SPVSS) during the second quarter of fiscal 2019 on October 28, 2018. This release includes, where indicated, financial measures that exclude the SPVSS business. Cisco believes that the presentation of these measures provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations because the SPVSS business will not be part of Cisco on a go forward basis. Cisco’s management also uses the financial measures excluding the SPVSS business in reviewing the financial results of Cisco.

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